UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

AZITRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41705	46-4478536
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Business Park Drive

Branford, CT 06405

(Address of principal executive offices)(Zip Code)

(203) 646-6446

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	AZTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2026, Azitra, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which the Company may issue and sell, from time to time, to or through A.G.P., in the Company’s sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $3,503,232 (the “Placement Shares”) subject to certain conditions, through A.G.P. as sales agent.

The issuance and sale, if any, of the Placement Shares by the Company under the Sales Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-280648) (as amended, the “Registration Statement”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2024, as amended on July 5, 2024 and declared effective on July 8, 2024, the base prospectus contained therein, and a prospectus supplement that was filed with the SEC on September 28, 2026 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

A.G.P. may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including, without limitation, sales made on or through the NYSE American (“NYSE American”), on any other existing trading market for the Common Stock or to or through a market maker. A.G.P. may also sell Placement Shares in negotiated transactions with the Company’s prior written consent. A.G.P. will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American, to sell the Placement Shares from time to time, up to the amount specified in, and otherwise in accordance with the terms of the applicable placement notice.

The Sales Agreement contains customary representations, warranties, and agreements by the Company and customary indemnification rights and obligations of the parties. Under the Sales Agreement, the Company will pay A.G.P. a cash fee equal to 3.0% of the gross proceeds from all sales of Placement Shares. In addition, the Company has agreed to reimburse A.G.P. for certain specified expenses.

The Company intends to use the net proceeds from sales of the Placement Shares, if any, for working capital and general corporate purposes.

The offer and sale of the Placement Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the issuance and sale of all of the Placement Shares subject to the Sales Agreement, (b) the expiration of the Registration Statement on the third anniversary of its initial effective date pursuant to Rule 415(a)(5) under the Securities Act, or (c) the termination of the Sales Agreement by the Agent or the Company pursuant to the terms thereof. The Company has no obligation to sell any of the Placement Shares, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

A copy of the opinion of Thompson Hine LLP relating to the validity of the Placement Shares in the offering is filed herewith as Exhibit 5.1.

The description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1*	Sales Agreement, dated as of September 28, 2026, by and between Azitra, Inc. and A.G.P./Alliance Global Partners.
5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1 above).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2026	Azitra, Inc.

	By:	/s/ Francisco D. Salva
	Name:	Francisco D. Salva
	Title:	Chief Executive Officer